                                                                   EXHIBIT 10.41






                           ASSET PURCHASE AGREEMENT

  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 28th day of February, 1998 by and between Butler Telecom, Inc., a Delaware corporation ("Buyer"), Argos Adriatic Corporation, a California corporation ("Seller"), Shashi Mahendru ("Mahendru") and Vinod Wadhawan ("Wadhawan") (Mahendru and Wadhawan being sometimes individually referred to as "Stockholder" or collectively as "Stockholders").

                                 R E C I T A L S
                                 - - - - - - - -

  WHEREAS, Seller is engaged in the business of selling and providing, among other things, labor, payroll, and information technology services such as project work and training (the "Business"); and

  WHEREAS, Buyer wishes to purchase and Seller wishes to sell, the assets and Business of Seller specified in this Agreement;

                                 A G R E E M E N T
                                 - - - - - - - - -

  NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF ACQUIRED ASSETS
                     ------------------------------------

  1.1  Acquired Assets.  Subject to the terms and conditions of this Agreement
       ---------------
and in reliance on the representation, warranties and agreements set forth herein, at the Closing (as defined in Section 2), Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller all of Sellers's right, title and interest in and to all of the assets of

Seller of every kind, tangible and intangible, wherever located, excepting only those assets specifically excluded in Section 1.2 hereof, and including, without limitation:

     (a) the office furniture and equipment, computers, and leasehold improvements listed in Schedule 1.1 A;
     (b) all computer software owned by Seller and Seller's interest in any other computer software licensed by it from others;
     (c)  all office supplies;
     (d) the client agreements, purchase orders, request, requirements, correspondence, memoranda and inquiries from or with past and present customers, all subcontractor agreements and arrangements past or present including, but not limited to, those set forth in Schedule 1.1 B ("Client Agreements");
     (e) the office leases, equipment leases, agreements with firms based in the country of India related to recruitment of consultants, and other agreements, contracts and instruments listed in Schedule 1.1C;
     (f) all prepayments and deposits including without limitation, security deposit under leases;
     (g) the corporate name Argos Adriatic Corporation, all assumed names relating thereto, all logos, trademarks, service marks, domain names, trade names and copyrights and registrations in applications for registration of any of them and any other intellectual property rights of Seller, including, but not limited to, those all of which are listed in Schedule 1.1 D;
     (h) originals of all books and records of Seller pertaining to the assets referred to in this Agreement, including customer lists and credit files, and all those pertaining to Seller's employees who are hired by Buyer pursuant to the Agreement;
     (i) all permits, licenses, approvals and other governmental authorizations relating to Seller's Business which are transferable to Buyer including, but not limited to, those listed in Schedule 1.1 E;
     (j) any other assets not to referred to in Section 1.2 which are used by Seller in connection with its Business, including, without limitation, all telephone and facsimile numbers and e-mail addresses used by Seller in connection with such business;
     (k)  employee loans and advances, listed in Schedule 1.1F;
     (l)  all goodwill pertaining to Seller's Business; and
     (m) all agreements, rights to employ and information for or with respect to Seller's current or former employees including, without limitation all tangible and electronic manifestations, files, resumes, payroll, employee information and other such information relating to employees and consultants.

  All as the same exist on the date hereof and shall exist on the Closing Date (as hereinafter defined) subject only to changes occurring in the ordinary course of business of Seller. All such assets to be acquired are referred together as the "Acquired Assets".

  1.2  Excluded Assets. The following assets of Seller are excluded from the
       ---------------
Acquired Assets;

     (a) the rights that accrue to Seller under this Agreement, including the consideration payable to Seller by Buyer hereunder;
     (b)  any cash and cash equivalent owned by Seller;
     (c)  Seller's accounts receivables;
     (d)  any tax refund of Seller;
     (e)  any of Seller's unbilled revenue;
     (f)  all of Seller's vehicles;
     (g)  any treasury stock held by Seller;
     (h) the corporate stock certificate books, ledger, minute books and similar corporate records of Seller; and
     (i) all records and correspondence relating to the foregoing excluded assets.



  1.3  Purchase Price.  (a)  As consideration for the sale, conveyance,
       --------------
transfer, assignment and delivery to Buyer of the Acquired Assets, Buyer shall pay to Seller a purchase price of $5,083,000 dollars (the "Unadjusted Price") plus the Earnout Payments hereinafter defined:

          (i) on the Closing Date, Five Million Eighty Three Thousand Dollars ($5,083,000), in immediately available funds.

          (ii) the earnout payments payable by Buyer to Seller shall be made as follows:

               (a) on May 30, 1999, for the twelve month period ending February 28, 1999, an amount equal to 70% of the first $1.429 million of EBITA (hereafter defined) and 30% of EBITA in excess of $1.429 million;

               (b) on May 30, 2000 for the twelve month period ending February 29, 2000 an amount equal to 70% of the first $1.429 million of EBITA and 30% of EBITA in excess on $1.429 million;

               (c) on May 30, 2001, for the twelve month period ending February 28, 2001, an amount equal to 70% of the first $1.429 million of EBITA and 30% of EBITA in excess of $1.429 million.

  Each of the payments referred to above in subsections (a), (b), and (c), are referred to as the ("Earnout Payments"). Each of three consecutive 12 month periods is referred to herein as an "Earnout Period".

  Each of the Earnout Payments will be paid 75% in cash and 25% in such number of shares of Butler International, Inc. ("BI") common stock ("BI Common Stock") as is determined by dividing the 25% amount of said Earnout Payment by the Average Price (such BI Common Stock shall be called "Earnout Shares"). Notwithstanding the above, at each Earnout Payment Date, if BI's common stock is not then listed on the NASDAQ National Market System, or on any national securities exchange, the Earnout Payment will be paid 100% in cash. The "Average Price" is defined as the average of the closing bid and closing asked prices of the BI Common Stock on the NASDAQ National Market System for each of the twenty (20) trading days immediately prior to the Earnout Payment Dates (the "Measurement Period"). Earnout Shares will be subject to restrictions on resale under the Securities Act of 1933 as amended (the "Act"), the rules and regulations promulgated thereunder and applicable state laws. The Seller will be required to hold the Earnout Shares for a minimum of 1 year from the date of issue. Notwithstanding anything to the contrary contained herein, no Earnout Payments will apply or will be due to Seller for any Earnout Period unless the EBITA for such Earnout Period exceeds eight hundred and fifty thousand dollars ($850,000).

  For purposes of this Agreement, "EBITA" means revenue from Seller's Business less all direct branch expenses such as staff, compensation and related fringes, payroll taxes, commissions, office expense, advertising, telephone, travel (excluding travel requested by Buyer's corporate office), postage, lease expense, H1 processing, all consultant related costs, litigation and related costs net of any insurance proceeds pertaining directly to the operations of the Business, (excluding any litigation costs related to dispute between or among Buyer and Seller or Buyer and the Stockholders), workers compensation, government penalties, and interest on accounts receivable greater than 60 days outstanding. The interest rate applied to accounts receivable greater than 60 days outstanding will be the interest rate Buyer is charged on its credit facility with GE Capital or any successor organization providing credit facilities similar to the credit facility provided by GE Capital (described in Section 3.4 hereof) to the Buyer. The Stockholders will continue to approve all expenses charged to the branch established by Buyer for the Seller's operations. It is agreed that the Business being purchased hereunder by Buyer will be covered by the Buyer's group general liability insurance program and no general liability insurance premium costs will be allocated to the Business. EBITA will be calculated in accordance with generally accepted accounting principles.

  1.4  Acquired Assets Free of Liens.  The Acquired Assets to be transferred
       -----------------------------
hereunder shall be transferred free and clear of all liens, claims, encumbrances, mortgages, pledges, restrictions or rights of others of every kind and description, including, without limitation, tax liens, environmental liens, and ERISA obligations.

  1.5  Assumption of Liabilities.   As additional consideration for the purchase
       -------------------------
of the Acquired Assets, Buyer shall assume and agree to pay, perform and discharge in full the following debts, contracts, obligations and liabilities of Sellers ("Assumed Liabilities"), and no others, as and when due, and to indemnify Seller and the Stockholders harmless therefrom:

     (a) all obligations and liability of Seller accruing and arising after the Closing Date under its office lease for 39355 California Street, Fremont, CA;

     (b) all obligations and liabilities accruing and arising after the Closing Date under the client agreements and arrangements set forth in
          Schedule 1.1 B and in the equipment leases and other agreements, contracts and instruments set forth in Schedule 1.1 C; and

     (c) all employee benefit plan obligations, as listed in clause 2.12(a) of the Disclosure Schedule, arising after the Closing Date. Notwithstanding the above, with respect to accrued vacation pay, such obligations shall be assumed both before and after the Closing Date.

  1.6  Liabilities Not Assumed.  Notwithstanding the assumption of liabilities
       -----------------------
referred to in the foregoing Section 1.5, Buyer shall not assume or be deemed to have assumed any of the liabilities or obligations of Seller or any kind together (the "Unassumed Liabilities"), including, without limitation:

     (a) any public or other liability claims with respect to the Business and affairs of Seller and the acts and omission of its officers, directors, employees, and agents before the Closing date;

     (b) any obligation or liability of Seller to any of the Stockholders or any other officer or director of Seller;

     (c) any obligation or liability for Federal, State, local or foreign income taxes;

     (d) any obligation or liability arising out of or relating, directly or indirectly, to the operation of Seller's Business prior to the Closing Date, including any rebates, discounts, offsets or concessions attributable to amounts invoiced to Sellers clients prior to the Closing Date;

     (e) any obligation or liability to Seller's employees for salary, wages or other compensation or benefits, including any obligation or liability with respect to retirement plans, sick and holidays time and pay, including any liabilities of Seller contemplated by this Agreement;

     (f) any liabilities of Seller with respect to any pension, retirement, savings, profit sharing or other benefit plans;

     (g) any obligation or liability which is inconsistent with any representation or warranty of Seller or the Stockholders;

     (h) any liability arising out of, and any expenses relating to, any claim, action, dispute, or litigation involving the operation of Seller's Business before the Closing Date;

     (i) any liability of Seller for fines, penalties, or damages payable to any government or governmental agency or instrumentality involving the operation of Seller's Business before the Closing Date, including, but not limited to, any liability of Seller for fines, penalties, or damages payable to any government or governmental agency or instrumentality arising out of any violation of 8 USC 1101 et.seq. prior to the Closing Date;

     (j) any obligation or liability of Seller or the Stockholders for the expenses incurred in preparing or negotiating this Agreement and consummating the transactions contemplated hereunder.

  Seller and Stockholders, jointly and severally, agree to discharge and indemnify, defend and hold harmless Buyer, BI, and their respective officers, directors, employees, agents, and stockholders from all Unassumed Liabilities, whether or not known, liquidated or contingent.

  1.7  Allocation Of Purchase Price.  The purchase price for the Acquired Assets
       ----------------------------
and the Assumed Liabilities by Buyer in accordance with Sections 1.3 and 1.5 hereof as finally determined shall be allocated among the Acquired Assets as described on Schedule 1.6. No party to this Agreement will take a position on any federal or state tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with Schedule 1.6.

  1.8  Sales and Use Taxes on the Acquired Assets.  Buyer will pay the cost of
       ------------------------------------------
any sales, use, transfer or similar taxes payable in connection with the sale, assignment, and transfer of the Acquired Assets.

  1.9  Restriction on Transfer Of Shares Of BI Common Stock.
       ----------------------------------------------------

     (a) Subject to the provisions of this Agreement Seller understands that Buyer and BI have no obligation to register the Earnout Shares under the Securities Act and accordingly, the shares shall be subject to restrictions under the Act, and the rules and regulations promulgated thereunder and applicable state securities laws. At each Earnout Payment Date, Buyer shall deliver to Seller one or more certificates in proper form in the name of Seller evidencing the shares being issued on such dates. Each certificate shall bear an appropriate legend as to the lack of registration of the shares and the resulting restrictions on transfer.

     (b) Subject to the provisions of this Agreement, no shares shall be transferable except in compliance with the provisions of this Section
          1.8 (b). Seller agrees that prior to any proposed transfer of any shares, it will give Buyer notice of its intention to effect such transfer. Such notice shall describe briefly the manner and circumstance of the proposed transfer in sufficient detail, and shall include such information as is reasonably necessary to enable counsel for Buyer to render the opinion contemplated by this paragraph. If, in the opinion of such counsel, the proposed transfer of such shares may be effected without registration or qualification thereof under the act or applicable state securities laws, Buyer, as promptly as practical, shall notify Seller of such opinion, whereupon Seller shall be entitled to transfer such shares in accordance with the terms of its notice.

  1.10  Earnout Payment Calculations.  Each Earnout Payment shall be accompanied
        ----------------------------
by a statement from an Officer of Buyer setting forth (i) a detailed itemization of EBITA for the applicable Earnout Period (ii) the calculation of the payment due to Seller. Such Officer's statement shall state that such computations are accurate and have been prepared in accordance with this Agreement. Buyer shall prepare and maintain, in accordance with generally accepted accounting principles, complete and accurate records from which the computation of EBITA shall be made. Seller and Stockholders shall at reasonable times and upon reasonable notice have the right to review the books of Buyer pertaining to Seller's Business. Each month, Buyer shall provide Seller and Stockholders with monthly and year to date income statements with respect to Seller's Business.

  1.11  Apportionments.  The following items will be apportioned as of 11:59 pm
        --------------
on February 21, 1998:

       (a) real estate and personal property taxes, and other state, county and municipal taxes and assessments and charges affecting the acquired assets;

       (b) rents and other payments under any of the contracts assigned hereunder; and

       (c) charges for water, electricity, and all other utilities (except to the extent disposed of by final billing to Seller), all such items, prior to such time, being for the account of Seller and all such items, after such time, being for the account of Buyer. At the Closing, Seller or Buyer, as the case may be, shall deliver to the other a check for the net amount owing under this
Section 1.10. If any such item cannot be accurately apportioned at the Closing or if it is incorrectly apportioned at the Closing or subsequent thereto, for a period of one year after the

Closing Date such items shall be subject to apportionment or reapportionment, as the case may be, as soon as practicable after the Closing Date.

  1.12  Settlement of Disputes.  Any controversy or claim arising out of or
        ----------------------
related to the Earnout Payments shall be finally resolved by arbitration pursuant to the commercial arbitration rules of the American Arbitration Association; provided, however, that this Section 1.11 shall not in any way affect the right of Buyer to seek injunctive relief or any other remedies pursuant to Section 8.2 hereof. Any such arbitration shall take place in Santa Clara County, California, before three arbitrators one of which shall be appointed by Buyer, one by Seller and the Stockholders and the third by the arbitrators; provided, however, that the parties may by mutual agreement designate a single arbitrator. The parties further agree that (i) the arbitrators shall be empowered to include arbitration costs and attorney fees in the award to the prevailing parties in such proceedings and (ii) the award in such proceedings shall be final and binding on the parties. The arbitrators shall apply the law of the State of California exclusive of conflicts of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties. Each party irrevocably submits to the jurisdiction and venue of the arbitration described in the foregoing and to the jurisdiction and venue of the Federal and State courts sitting in California for the enforcement of any judgment on arbitrators' award and waives any objection it may have with respect to the jurisdiction of such arbitrations or such courts or the inconvenience of such forums or venues.


                                  ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS
           ---------------------------------------------------------

  In order to induce Buyer to enter into this Agreement, each of the Seller and the Stockholders, jointly and severally, represent and warrant to the Buyer that, except as set forth in the Disclosure Schedule attached hereto as Schedule 2, the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II).

  3.1    Authority Relative to this Agreement.  The Seller and Stockholders have
         ------------------------------------
the full power and authority to execute, deliver and perform this Agreement and any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby or thereby. The obligations imposed on Seller and Stockholders by this Agreement, or by any agreement or document contemplated hereby, constitute the valid and binding obligations and agreements of Seller and Stockholders, enforceable against each of them in accordance with their respective terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  3.2    Compliance of Transaction With Laws and Other Instruments.  The
         ---------------------------------------------------------
execution, delivery and performance by Seller and the Stockholders of this Agreement and any agreement or document contemplated hereby, and the performance and consummation of the transactions contemplated hereby or thereby by Seller and Stockholders (i) do not require on behalf of Seller and Stockholders any approval, consent or waiver of, or filing with, any governmental agency, court or other authority which has not been obtained and which is not in full force and effect as of the date hereof; (ii) will not conflict with or constitute a breach or violation of the charter or bylaws of Seller; (iii) will not result in a violation of any law, regulation, judgment, writ, injunction, order or decree of any court or governmental or regulatory authority (federal, local or otherwise) to which Seller or Stockholders are subject; and (iv) will not require the approval, consent or waiver of, or filing with any party to, violate or conflict with or result in a breach of, or constitute a default or acceleration of or give rise to a right of termination (or an event which with notice or lapse of time or both would become a default) under, any provision of any contract, indenture, mortgage, lease, agreement or other instrument to which Seller or Stockholders is a party or to which any of his or its assets are subject.

  3.3  Organization and Qualification.  Seller is a corporation duly organized,
       ------------------------------
validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct the Business in the manner and in the places where such assets and properties are owned, leased or operated or the Business is conducted by it. Seller has no subsidiaries and does not own, directly or indirectly, any equity investment in any corporation, partnership, joint venture or other business entity.

  3.4  Financial and Other Statements.  The Disclosure Schedule contains true
       ------------------------------
and complete copies of (i) Seller's financial statements and the notes thereto reviewed by a certified public accountant for the years ended December 31, 1996 and December 31, 1995, and (ii) Seller's financial statements and the notes thereto for the period ended December 31, 1997 (collectively the "Financial Statements"). Except as set forth in the Disclosure Schedule, the Financial Statements (i) have been prepared in accordance with generally accepted accounting principles on a consistent basis and (ii) fairly present in all material respects the financial position and results of operation of Seller as of the indicated dates and for the periods indicated therein.

  2.5  Title to Properties; Liens; Condition of Properties.  Seller has good and
       ---------------------------------------------------
marketable title to or a valid leasehold in, the properties and assets used by it, located on its premises, or shown in the Financial Statements or acquired after the date thereof (the "Acquired Assets", which shall exclude the "Excluded Assets" as defined in Section 8.3). None of such assets are subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance, title defect or other charge, except for liens for taxes not yet due and payable. The Disclosure Schedule sets forth the addresses or locations of all facilities (whether leased or owned) of Seller and the addresses or locations of all places where Seller operates the Business.

  2.6  No Undisclosed Liabilities.  There are no contractual or non-contractual
       --------------------------
obligations, debts or liabilities of any nature of Seller whether accrued or unaccrued, contingent or absolute, direct or indirect, recorded or unrecorded, potential or realized (the "Liabilities") as of December 31, 1997, which are not otherwise disclosed in the Financial Statements. Seller has not incurred any Liabilities since December 31, 1997, except for those Liabilities incurred in the ordinary course of Seller's business and consistent with past practice and which, in any event, would not, in the aggregate, have a Material Adverse Effect.

  2.7  Taxes.  Except as set forth on the Disclosure Schedule, Seller has filed
       -----
(i) all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property, employment or otherwise) ("tax returns") required to be filed; (ii) all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property, employment of otherwise) ("taxes") which are due, pursuant to such returns, or claimed to be due by any taxing authority, or otherwise due and owing, and any penalties or other charges due with respect to the late filing of any such return have been fully paid, and shall be fully paid at the time of closing; (iii) each such tax return heretofore filed by Seller correctly and accurately reflects the amount of its tax liability thereunder; (iv) Seller currently is not the beneficiary of any extension of time within which to file any tax return; (v) no claim has ever been made by an authority in a jurisdiction where Seller does not file tax returns that it is or may be subject to taxation by that jurisdiction; (vi) there are no security interests on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any tax; (vii) Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and all such taxes shall be withheld or paid by Closing and all such taxes accrued but not due as of Closing shall be escrowed with Buyer; (viii) Seller does not expect any authority to assess any additional taxes for any period for which tax returns have been filed; (ix) There is no dispute or claim concerning any tax liability of Seller claimed or raised by any authority or as to which Seller has knowledge based upon personal contact with any agent of such authority.

  2.8  Absence of Certain Changes.  Since December 31, 1997, there has not been:
       --------------------------

       (a) any material adverse change in the financial condition, properties, assets, liabilities, personnel or operations of Seller;

       (b) any obligation or liability incurred by Seller, including the obligation to perform services normally conducted by the Business, other than obligations and liabilities incurred in the ordinary course of business;

       (c) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the services, properties or assets of the Business, except in the ordinary course of business;

       (d) any damage, destruction or loss, whether or not covered by insurance, affecting the Business;

       (e) any loss or threatened loss of any permit, license, qualification or certificate of authority held or enjoyed by Seller which loss has had, or could in the future have, a material adverse effect ("Material Adverse Effect") on the business, properties, financial condition or results of operation of the Business or Buyer's free and unencumbered ownership and use of any of the assets or properties of the Business, whether owned or leased, and whether or not carried or reflected on the books and records of Seller (the "Assets");

       (f) any pending or threatened labor disputes or strikes, labor union organizational activity, claim or threatened claim of unfair labor practices, or any material adverse change in relations with Seller's employees generally;

       (g) any action taken by Seller outside of the ordinary course of business;

       (h) any written notice of termination of, or default under, any contract;

       (i) any loan or advance to or any investment in any person, firm or corporation, except for normal business advances to employees consistent with past practice;

       (j) any increase in the compensation payable or to become payable to any of its officers or employees (other than non-material increases in the ordinary course of business) and there has been no establishment, adoption, entering into, or making or any new grants or awards under, acceleration of payment or vesting, any obligation to grant any awards under, or any amendment to any collective bargaining, bonus, profit sharing, thrift, compensation, stock option or other equity, pension, retirement, incentive or deferred compensation, employment, retention, termination, severance, health, life or other welfare, fringe, Employee Benefit Plan, or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, or any granting or paying of any benefit not required by any existing Seller Benefit Plan or other plan or arrangement.

       (k) any commitment for any addition to property, plant or equipment not in the ordinary course of business;

       (l) any payment, loan or advance of any amount to, or sale, transfer or lease of Assets to, or any agreements or arrangements with, any of Seller's officers, directors or "affiliates," as such term is defined in the rules and regulations of the Securities and Exchange Commission ("Affiliate"), except for
(i) normal business advances to employees consistent with past practice and (ii) compensation to officers permitted by subparagraph (j) above;

       (m)  any charitable or other capital contribution;

       (n) any declaration, set aside or payment of any dividend, any distribution with respect to its capital stock, or any redemption, repurchase, or other acquisition of any of its capital stock;

       (o) any failure to pay current liabilities, including accounts payable and accrued expenses in the ordinary course of business and otherwise in accordance with their terms; or

       (p) any agreement or understanding by Seller to do any of the foregoing.

  2.9  Patents, Trademarks, Trade Names and Similar Rights.  Seller owns all
       ---------------------------------------------------
trademarks, logos, service marks, trade names, copyrights or other similar proprietary rights (the "Intangibles") used in the Business, has no obligation to any third party with respect thereto, and has not sold, licensed, sublicensed or otherwise granted to any third party the right to use such Intangibles. All Intangibles of Seller are based on statutory and common law usage rights (not registration) and are listed in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, to Seller's knowledge, none of the Intangibles, and none of the products or services sold or processes used by Seller, conflict with the patents, trademarks, logos, service marks, trade names, copyrights or other similar proprietary rights of any person or entity, and Seller has not received notice of the possibility of any such conflict.

  2.10  Trade Secrets and Customer Lists.  Seller has the right to use, without
        --------------------------------
liability to others, all trade secrets and customer lists, if any, required and used in the Business within the last five years and has not disclosed, sold, licensed, sublicensed or otherwise granted to any third party the right to use such trade secrets and information. Seller is not using or in any way making use of any confidential information or trade secrets of any third party, including, without limitation, a former employer of any present or past employee of Seller.

  2.11  Client and Other Agreements.  With respect to the Client Agreements set
        ---------------------------
forth in Section 2 of the Disclosure Schedule, and all other agreements relating to the Business: (i) all such agreements are legal, valid, binding, enforceable, in full force and effect, and subject to customer consent, are fully transferable to Buyer subject to no governmental or regulatory requirement or impediment; (ii) all such agreements will be legal, valid, binding and enforceable and in full force and effect on the same terms and conditions on the Closing;
(iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under said agreements; (iv) no party has repudiated any provision of said agreements; (v) the list of Client Agreements set forth in Section 2 of the Disclosure Schedule is a complete and accurate list of all agreements between Seller and its customers; (vi) Seller and Stockholders have no reason to know of and have not received any notice or information from any of the listed customers indicating an intention to decrease the number of employees placed with Seller's customers ("Field Personnel"), or to decrease the quantity of services Seller provides to any such customer, or to reduce the rates at which Seller is being compensated for the placement of any Field Personnel with said customers; (vii) Seller and Stockholders have not received any notice of claims from any of the listed customers relating to Seller's performance of services for such customer, and (viii) none of such agreements were awarded or are in any way based upon or related to the status of Seller or its principals as a minority business, small business, woman-owned business or disadvantaged business enterprise or individual. Seller and Stockholders represent and acknowledge that with respect to the representations set forth in this Section 2.11, they have reviewed the aforesaid representations with their client service managers, associate client service managers, and project managers (the "Executive Employees") and such Executive Employees have no reason to know that such representations are not true and correct.

  2.12  Employee Agreements and Plans.
        -----------------------------

        (a) Except as set forth in the Disclosure Schedule, Seller nor any ERISA Affiliate presently maintains, contributes to, or has (or may have) any material liability under any Employee Benefit Plan with respect to all employees and former employees (including both Field Personnel and all other employees other than Field Personnel, hereinafter referred to as "Administrative Employees"), directors and independent contractors of Seller and their dependents and beneficiaries. For purposes of this Section 2.12 and the Agreement:

        (i) "Seller Benefit Plans" mean the plans, programs and arrangements set forth in the Disclosure Schedule;

        (ii) "Employee Benefit Plan" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, dependent care, legal services, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, phantom stock, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, leave of absence, layoff, life insurance, accident, disability, workers' compensation, welfare or other employee benefit or fringe benefit plan, program, arrangement practice or policy which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee

              Retirement Income Security Act of 1974, as amended ("ERISA") or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, whether written or unwritten; and

        (iii) "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) that, together with Seller (or any person whose liabilities Seller has assumed or is otherwise subject to, whether directly or indirectly, including as a result of indemnification) would be or has been treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended ("Code").

Except with respect to Seller Benefit Plans, Seller does not have (nor may have) any material liability under any Employee Benefit Plan which an ERISA Affiliate presently maintains, contributes to or has (or may have) liability under.

        (b) With respect to all employees and former employees of Seller, Seller nor any ERISA Affiliate presently maintains, contributes to or has or may have any liability under any funded or unfunded medical or health plan or arrangement or other employee welfare benefit plan as defined in Section 3(1) of ERISA for present or future retirees or present or future terminated employees, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or state continuation coverage laws.

        (c) Seller does not maintain a plan intended to be a tax-qualified plan under sections 401(a) and 501(a) of the Code.

        (d) Seller, the ERISA Affiliates and all of their respective directors, officers, employees and any other "fiduciary" (as such term is defined in Section 3(21) of ERISA) have complied with and performed all of their material contractual obligations and all material obligations under the Code, ERISA and all applicable federal, state and local laws, rules and regulations (domestic and foreign) required to be performed by them under or with respect to all of the Seller Benefit Plans and any related agreements.

        (e) As of the Closing, no Seller Benefit Plan has any unfunded liability and all accruals with respect to the Seller Benefit Plans have been made. No Seller Benefit Plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. All applicable due and owing contributions and premium payments for all periods ending prior to the Closing Date (including periods from the first day of the then current plan year to the Closing Date) shall be made prior to the Closing Date in accordance with past practice. No event has occurred or circumstance exists that could result in a material increase in premium costs of the Seller Benefit Plans that are insured or a material increase in the benefit costs of such Seller Benefit Plans that are self-insured.

        (f) Seller nor any ERISA Affiliate maintains, contributes to or has or may have any liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA.

        (g) Seller nor any ERISA Affiliate has ever maintained an "employee pension benefit plan", as such term is defined in Section 3(2) of ERISA.

        (h) There is no pending, threatened or anticipated legal action, proceeding, investigation, dispute, grievance, charge, complaint, restraining or injunctive order or claim against or involving any Seller Benefit Plan which has a material adverse effect maintained by Seller or any ERISA Affiliate (other than routine claims for benefits) or the assets of any such Seller Benefit Plan and there is no basis for or any facts which could give rise to any such legal action, proceeding, investigation, dispute, grievance, charge, complaint, restraining or injunctive order or claim. No Seller Benefit Plan is presently under audit or examination (nor has notice been received of a potential audit) by the Internal Revenue Service, Department of Labor or the PBGC, nor are there any matters pending with respect to any Seller Benefit Plan with the Internal Revenue Service under its Voluntary Compliance Resolution program, its Closing Agreement Program or similar programs.

        (i) There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Code Section 4980B or any predecessor provision of the Code, or any related regulations. No event has occurred with respect to which Seller or any of its affiliates could be liable for a tax imposed by any of Code Sections 4972, 4976, 4977, 4979 or 4980, or for a civil penalty under Section 502(c) of ERISA.

        (j) With respect to each of the Seller Benefit Plans, to the extent applicable, Seller has made available to Buyer true and complete copies of: (i) the plan documents (or, if there is none, a written summary of the plan's terms and conditions), including any amendments, related trust agreements, insurance contracts and other funding arrangements; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the three most recent IRS Form 5500 annual reports, including all schedules and attachments thereto as applicable; (iv) the most recent financial statement; (v) all correspondence with the Internal Revenue Service, the Department of Labor and the PBGC with respect to the past three plan years, other than IRS Form 5500 filings and PBGC premium payments; and (vi) the most recent summary plan description and any summaries of material modifications not reflected therein (or other material summaries and descriptions furnished to participants and beneficiaries, if a summary plan description is not required). Each Seller Benefit Plan can be unilaterally amended, terminated or otherwise discontinued, in whole or part, by Seller at any time without liability to Seller (except to the extent prohibited by law). Neither Seller nor any ERISA Affiliate has any formal plan or commitment, or has communicated to any current or former employee any intention, whether legally binding or not, to increase any benefits or create new benefits under any Seller Benefit Plan or to create any additional Employee Benefit Plan. Neither Seller nor any ERISA Affiliate maintains or contributes to a trust, organization or association described in any of Sections 501(c)(9), 501 (c)(17) or 501 (c)(20) of the Code.

        (k) Neither Seller nor any of its affiliates is a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or collective bargaining agreement or contract with any labor union relating to any employees or former employees of Seller. Except as set forth in the Disclosure Schedule, the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any individual nor result in the imposition of any federal excise tax with respect to any Seller Benefit Plan. All contributions and payments made or accrued with respect to all Seller Benefit Plans are deductible currently under Code Section 162 or 404 and no amount payable to an employee or former employee of Seller will be an "excess parachute payment" which is non-deductible or subject to tax under Section 280G or 4999 of the Code. Neither Seller nor any of its affiliates has currently outstanding any loan or loans to any current or former employees of Seller, nor have Seller or any of its affiliates guaranteed such loans.

        (l) The Disclosure Schedule sets forth, as of the date of this Agreement, with respect to each employee employed by Seller, his or her name, position, salary or hourly wage, his or her date of employment and any applicable significant employee benefits or entitlement not available generally to Seller's employees.

        (m) Without limiting the application of any other representation set forth herein, Seller has substantially complied, in all material respects, with all applicable laws relating to the employment of labor or consultants or independent contractors in connection with the operation of the Business, including, without limitation, those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, immigration and naturalization, equal employment opportunity and the payment and withholding of taxes.

        (n) Seller is not a party to any contract with any labor organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any Employees. Seller has not experienced any strikes, work stoppages, significant grievance proceedings or claims of unfair labor practices filed or, to Seller's or Stockholder's knowledge, threatened to be filed with respect to the operation of the Business.

  2.13  Litigation, Proceedings, Etc.  Except for matters described in the
        ----------------------------
Disclosure Schedule, (i) there is no pending claim, action, litigation, suit or proceeding against, or investigation of, Seller; (ii) Seller has not received any notice of any claim, action, litigation, suit or proceeding against it or investigation of it, and no such claim, action, suit, proceeding or investigation is pending or, to Seller's or Stockholders'(in their capacity as officers of the Seller) knowledge, threatened against Seller; and (iii) there are no outstanding court, arbitration or agency orders, decrees or stipulations to which Seller is a party or which are directed to Seller.

  2.14  Compliance with Law and Other Instruments; Permits.  Seller is not (and
        --------------------------------------------------
has not been for the past twelve months) in violation of, or default under: (i) any term or provision of its charter or by-laws; (ii) any material term or provision of any financial covenant or any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party, or by which it or any of its properties or business is or may be bound or affected, or (iii) any applicable law (including, without limitation, the Fair Labor Standards Act and all other federal and state wage and hour laws and any and all Federal immigration laws, regulations and promulgations), rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or Seller's employees or Seller's consultants or independent contractors. Seller owns, possesses, or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are in good standing, and there are no proceedings pending or, to the best knowledge of Seller's officers and directors, threatened, or any basis therefor existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals, or consents or authorizations, or related to the breach or failure to comply with any law, rule, regulation, judgment or decree.

  2.15  Transactions with Affiliates.  Except as set forth in the Disclosure
        ----------------------------
Schedule, there is no material lease, sublease, indebtedness, contract, agreement, commitment, understanding or other material arrangement of any kind whatsoever entered into by Seller with Seller or any of its other stockholders, officers or directors or any Affiliate of any of them.

  2.16  Books and Records.  All books and records pertaining to the Business
        -----------------
have been, or prior to the Closing shall have been, made available for review by Buyer and its representatives and are correct and complete in all material respects, have been maintained in accordance with good business practice and fairly reflect the basis for the financial condition and results of operations of Seller set forth in the Financial Statements.

  2.17  Powers of Attorney.  There are no outstanding powers of attorney
        ------------------
executed on behalf of Seller. Set forth in the Disclosure Schedule is an accurate and complete list of the name and address of each bank or other institution where Seller has an account or safe deposit box, the number of such account, and the names of all persons authorized to draw thereon or have access thereto.

  2.18  Minority-Owned Enterprise, Etc.  Seller is not doing business as a
        ------------------------------
minority-owned business enterprise nor as a small or economically disadvantaged business nor as a women-owned business.

  2.19  Broker's Fees.  Neither Seller nor Stockholder has any obligation or
        -------------
liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

  2.20  Miscellaneous.  Seller is not a guarantor or otherwise liable for any
        -------------
liability or obligation (including indebtedness of any other person). Seller has no subsidiary, parent of affiliate organizations. All compensation payments including vacation, per diem, holiday and sickness payments, required to be paid to Seller's personnel for any period prior to the Closing, will be paid in full at the time of Closing. Seller has not entered into any employment agreement and or arrangement with nonexempt personnel guaranteeing a minimum number or work hours during any predetermined time period. Except as is necessary to close the Business, collect accounts receivable, and pay off obligations, Seller and the Stockholders agree not to use the name Argos Adriatic Corporation or any similar name for any purpose.

  2.21  Disclosure.  The statements contained in this Agreement, and in any
        ----------
written documents or Schedules attached hereto prepared and delivered by or on behalf of Seller pursuant to the terms hereof are true and correct in all material respects, and such statements, documents or Schedules do not omit any material fact required by the terms hereof or thereof to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

  2.22  Further Disclosure.  No representation or warranty made by Seller in
        ------------------
this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Seller or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. There is no event, fact or condition that materially and adversely affects the business of Seller taken as a whole, or that reasonably could be expected to do so, that has not been disclosed to Buyer.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

  In order to induce Seller to enter into this Agreement, the Buyer represents and warrants to each of the Seller and Stockholders that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement through this Article III).

  3.5  Authority Relative to this Agreement.  The Buyer has the full corporate
       ------------------------------------
power and authority, and has taken all necessary and proper action, corporate and otherwise, to execute, deliver and perform this Agreement and any other agreement or document contemplated hereby, and to consummate the transactions contemplated hereby or thereby. All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement and any other agreement or document contemplated hereby, and the consummation of the transactions contemplated hereby or thereby, has been taken. The obligations imposed on Buyer by this Agreement, or by any agreement or document contemplated hereby, constitute the valid and binding obligations and agreements of Buyer, enforceable against it in accordance with their respective terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  3.6  Compliance of Transaction with Laws and Other Instruments.  The
       ---------------------------------------------------------
execution, delivery and performance by Buyer of this Agreement and any agreement or document contemplated hereby, and the performance and consummation of the transactions contemplated hereby or thereby by Buyer (i) do not require on behalf of Buyer any approval, consent or waiver of, or filing with, any governmental agency, court or other authority which has not been obtained and which is not in full force and effect as of the date hereof; (ii) will not result in a violation of any law, regulation, judgment, writ, injunction, order or decree of any court or governmental or regulatory authority (federal, local or otherwise) to which Buyer is subject; (iii) will not conflict with or constitute a breach or violation of the charter or bylaws of Buyer; and (iv) will not require the approval, consent or waiver of, or filing with any party to, violate or conflict with or result in a breach of, or constitute a default or acceleration of or give rise to a right of termination (or an event which with notice or lapse of time or both would become a default) under, any provision of any contract, indenture, mortgage, lease, agreement or other instrument to which Buyer is a party or to which any of its assets are subject.

  3.7  Organization and Qualification.  Buyer is a corporation duly organized,
       ------------------------------
validly existing and in good standing under the laws of its state of incorporation.

  3.4  SEC Documents.  Buyer has made available to Seller true and complete
       -------------
copies of each statement, report, registration statement (without exhibits) and definitive proxy statement filed by Buyer with the Securities and Exchange Commission (the "SEC") since December 31, 1996 (the "SEC Documents"), which are all the documents (other than preliminary material) that Buyer was required to file with the SEC since such date and which include the Annual Report on Form 10-K for Buyer's fiscal year ended December 31, 1996 (the "10-K Report") and the Quarterly Report on Form 10-Q for Buyer's fiscal quarter ended September 30, 1997 (the "10-Q Report"). As of their respective filing dates, the SEC Documents complied or will comply in all material respects with the applicable requirements of the Exchange Act and/or the Securities Act, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading except to the extent corrected by a subsequently filed SEC Document. The financial statements of Buyer included in the SEC Documents, including the 10-K Report and the 10-Q Report (the "Financial Statements"), comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), are in accordance with the books and records of the Buyer, are accurate in all material respects, and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).

  3.5  Future SEC Filings.  All documents that Buyer is required to file with
       ------------------
the SEC prior to each Earnout Payment date and during each Measurement Period (the "SEC Filings") will be timely filed by Buyer prior to the applicable Measurement Period. As of their respective filing dates, the SEC Filings will comply in all material aspects with the applicable requirements of the Exchange Act and/or the Securities Act, and none of the SEC Filings will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they are made, not misleading except to the extent corrected by a subsequently filed SEC Filing filed prior to the Measurement Period. Any material adverse information reasonably likely to affect the market price of BI Common Stock will have been disclosed in the SEC filings or otherwise disclosed to the public markets prior to the applicable Measurement Periods. The financial statements of Buyer included in the SEC Filings will comply as to form in all material aspects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto. Such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), will be in accordance with the books and records of the Buyer, will be accurate in all material respects, will fairly present the consolidated financial position of Buyer and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).

  3.6  Disclosure.  No representative or warranty made by Buyer in this
       ----------
Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Buyer or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. There is no event, fact or condition that materially and adversely affects the business of Buyer and its subsidiaries taken as a whole, or that reasonably could be expected to do so, that has not been disclosed to Seller. Buyer meets the current public information requirements set forth in SEC Rule 144(c).

  3.7  Consents.  Except for the consent or waiver of GE Capital Corp. ("GE
       --------
Capital") under the Credit Agreement by and between GE Capital as lender and BI and various BI affiliates as Borrowers, Buyer is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, contract, commitment, lease, agreement, instrument or other restriction of any kind, which by its provisions would prevent the consummation of this Agreement or any of the transactions contemplated hereby, without the consent, filing with or notification of any third party which has not already been obtained or made or will not be obtained prior to the Closing.

  3.8  Broker's Fees.  Buyer has no liability or obligation except to Elite
       -------------
Investment Group, LLC to pay any fees or commissions to any broker, investment bankers, finder or agent with respect to the transactions contemplated by this Agreement.


                                  ARTICLE IV

                         BUYER'S CONDITIONS TO CLOSING
                         -----------------------------

  The obligations of Buyer to purchase the Acquired Assets and to consummate the transactions contemplated hereby, are subject to the fulfillment in all material respects on or prior to the Closing Date of each of the following conditions:

  3.8  Representations and Warranties.  The representations and warranties made
       ------------------------------
by Seller and Stockholders in Article II hereof shall be true and correct when
                              ----------
made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date.

  3.9  Performance.  All covenants, agreements and conditions contained in this
       -----------
Agreement to be performed or complied with by Seller on or prior to the Closing Date shall have been performed or complied with in all material respects.

  3.10  Closing Deliveries.  Buyer shall have received all documents and
        ------------------
instruments required pursuant to Section 7.2 hereof.
                                 -----------

  3.11  Absence of Litigation.  No action, suit or proceeding before any court
        ---------------------
or any governmental body or authority shall be pending against either Seller or Buyer which seeks to impose substantial damages in connection with, or to restrain or invalidate the transactions contemplated by, this Agreement, and no preliminary or permanent injunction or order that would prohibit or restrain such transactions shall be in effect.

  3.12  Absence of Certain Changes.  There shall not have occurred prior to the
        --------------------------
Closing Date (a) any material adverse change in the Business of Seller, or any event or condition which, with the passage of time or the filing of notice, may cause or create any such material adverse change, or (b) the legal inability of Seller to convey, assign and transfer to Buyer the Business, or to convey, assign and transfer to Buyer the Acquired Assets.

  4.6  Consent.  The Consent of GE Capital.
       -------

  4.7  Further Assurances.  All actions to be taken by the Seller in connection
       ------------------
with consummation of the transactions contemplated hereby and all certificates, opinion, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer. The Buyer may waive any condition specified in this Article IV if it executes a writing so stating at or prior to the Closing Date.


                                   ARTICLE V

                        SELLER'S CONDITIONS TO CLOSING
                        ------------------------------

  The obligations of Seller to sell the Acquired Assets at the Closing, and the obligation of Seller to consummate the transactions contemplated hereby are subject to the fulfillment in all material respects on or prior to the Closing of each of the following conditions:

  3.13  Representations and Warranties.  The representations and warranties made
        ------------------------------
by Buyer in Article III hereof shall be true and correct when made, and shall be
            -----------
true and correct in all material respects on the Closing with the same force and effect as if they had been made on and as of the Closing, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date.

  3.14  Performance.  All covenants, agreements and conditions contained in this
        -----------
Agreement to be performed or complied with by Buyer on or prior to the Closing shall have been performed or complied with in all material respects.

  3.15  Closing Deliveries.  Seller and Stockholders shall have received all
        ------------------
documents and instruments required pursuant to Section 7.2 hereof.
                                               -----------

  5.4  Consent.  The Consent of GE Capital.
       -------

  5.5  Absence of Litigation.  No action, suit or proceeding before any court or
       ---------------------
any governmental body or authority shall be pending against either Seller, Stockholders or Buyer which seeks to impose substantial damages in connection with, or to restrain or invalidate the transactions contemplated by this Agreement and no preliminary or permanent injunction or order that would prohibit or restrain such transactions shall be in effect.

                                  ARTICLE VI

                              FURTHER AGREEMENTS
                              ------------------

  3.16  Expenses.  Seller and Stockholders shall pay their costs incurred in
        --------
connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the fees of the attorneys and accountants of Seller. Buyer shall pay its costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the fees of its attorneys and accountants.

  3.17  News Releases.  Upon Closing, Buyer may prepare and issue, subject to
        -------------
Seller's reasonable approval, press release(s) regarding the transaction contemplated hereby and upon doing same will provide advance notice to Seller and will review and consider Seller's comments on same.

  3.18  Survival of Representations.  The representations and warranties
        ---------------------------
contained herein are and will be deemed and construed to be continuing representations and warranties and will survive the Closing and (other than the representations and warranties set forth in Section 2.7 and other than fraudulent misrepresentations made by Seller or Stockholders) continue in full force and effect thereafter, provided that a notice is given as to a breach of such representations or warranties within one year of the Closing Date. The representations and warranties set forth in Section 2.7 above and all fraudulent misrepresentations made by Seller and Stockholders shall continue in full force and effect at all times thereafter. If a notice of breach is given within any applicable time period, the other party shall be responsible for all Adverse Consequences (as defined below) resulting from, arising out of, or related to such breach, including Adverse Consequences suffered after the date notice has been given.

  3.19  Indemnification.
        ---------------

        (a)  Indemnification of Buyer.  Each of Seller and Stockholders jointly
             ------------------------
and hereby severally agrees to indemnify, defend and hold harmless Buyer from and against all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorney's fees and expenses (a "Claim"), that arise out of:

             (i) any inaccuracy or breach of any representation, warranty or covenant by Seller or Stockholders contained in or made pursuant to this Agreement;

             (ii) all matters arising out of or in connection with the operation of the Business on or before the Closing; and

             (iii) all Unassumed Liabilities and Excluded Assets.

        (b)  Indemnification of Seller. Buyer hereby agrees to indemnify,
             -------------------------
defend and hold Seller and Stockholders from and against all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorney's fees and expenses (a "Claim"), that arise out of:

             (i) any inaccuracy or breach of any representation, warranty or covenant by Buyer contained in or made pursuant to this Agreement;

             (ii) all matters arising out of or in connection with the operation of the Business after Closing; and

             (iii) all Assumed Liabilities and Acquired Assets.

        (c)  Limitations.
             -----------

             (i) Any Claim shall be offset or reduced by the amount of any insurance proceeds or net tax benefits , hereinafter "Tax Benefits") received by any party to such Claim.

             (ii) Notwithstanding the foregoing, in no event shall the amount of liability of Seller and Stockholders to Buyer for breach of any representation, warranty, indemnity or covenant or otherwise under, or arising in connection with, this Agreement (including, without limitation the indemnification set forth above and the obligations under all exhibits hereto) exceed an amount equal to (x) $1,500,000 (after deducting any insurance proceeds and Tax Benefits received therefrom), in aggregate, or (y) $1,000,000 (after deducting any insurance proceeds and Tax Benefits received therefrom), for all matters other than claims arising out of project work (excluding, in clauses (x) and (y), matters set forth in the last sentence of this paragraph). The liability, if any, of the Stockholders to the Buyer pursuant to this Section 6.4 shall be joint and several. However, nothing in this Section 6.4 shall limit, in any manner (whether by time, amount, procedure or otherwise), any remedy at law or in equity to which a party may be entitled as a result of, (x) actual fraud by the other party, including any wilful failure to disclose matters that should have been disclosed pursuant to Article 2 hereof; or (y) any Claim resulting or arising out of the Seller's Datablade project with Informix Corporation.

             (iii) Except as provided in subsection (ii) above, this section 6.4 shall set forth the sole and exclusive remedy and recourse (and corresponding liability for any party) of the parties arising from a Claim, cause of action, any other claim, or right of nature against a party or any or its officers, directors, employees, agents and representatives.

             (iv) Buyer and Seller shall act in good faith and in a commercially reasonable manner to mitigate any Claims and damages they may suffer.

        (d)  Notice of Claim. Each month, each Indemnified Party shall notify
             ---------------
the other party of any potential indemnity claims that have come to the attention of the Indemnified Party (provided that a good faith failure to notify the other party of such claims will not affect the rights and obligations of either party under this Article). In addition, if an Indemnified Party becomes aware of a Claim in respect of which indemnification is provided for pursuant to this Agreement, the Indemnified Party shall promptly give written notice of the Claim to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a Claim by a person other than a party against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent information is available): (i) the factual basis of the Claim; and (ii) the amount of the Claim, if known. If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of a Claim in time effectively to contest the determination of any liability susceptible to being contested, then the liability of the Indemnifying Party to the Indemnified Party under this Section 6.4 shall be reduced by the amount of any losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

        (e)  Direct Claims. In the case of a Direct Claim, the Indemnifying
             -------------
Party shall have 15 days from receipt of notice of the Claim within which to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or before the expiration of such 15 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall pay to the Indemnified Party (or the Indemnified Party may set-off such amounts from amounts due to the Indemnifying Party pursuant to
Section 1.3 hereof) the full amount of such Claim, including court costs and attorney's fees and expenses arising as a result of such claim ("Adverse Consequences"), failing which the disputed amount (by way of set-off or otherwise) may be placed in a Third Party escrow acceptable to both parties and the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

        (f)  Third Party Claims. In the case of a Third Party Claim, the
             ------------------
Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

        (g)  Settlement of Third Party Claims. If the Indemnifying Party fails
             --------------------------------
to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the right to contest, settle or pay the amount claimed. If the Indemnifying Party assumes control of the negotiation, settlement and defense of any Third Party Claim, the Indemnifying Party may settle any Third Party Claim in a manner that does not adversely affect the Indemnified Party with prior notice to the Indemnified Party. The Indemnified Party shall not agree to any settlement of any such action or claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld.

        (h)  Set-Off. In the event the Indemnifying Party is required to make
             -------
any payments under paragraphs (f) or (g) hereof, or in the event Indemnifying Party is required to reimburse the Indemnified Party pursuant to paragraphs (f) and (g) hereof, the Indemnified Party, may, in lieu of seeking such payments from the Indemnifying Party or in lieu of seeking reimbursement from the Indemnifying Party, set-off such amounts from amounts due to the Indemnifying Party pursuant to Section 1.3 hereof, and place the amount of the payment or the amount of the reimbursement in a Third Party escrow acceptable to both parties, whereupon the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

  6.5  Seller's Employees.  Buyer will employ all of Seller's current employees
       ------------------
and will offer such employees compensation, in the aggregate, at least equal to such employees' current aggregate compensation. Buyer will employ all such current employees of Seller effective on the Closing Date.


                                  ARTICLE VII

                              CLOSING DELIVERIES
                              ------------------

  3.20  Closing.  Subject to the conditions contained in this Agreement, the
        -------
closing of the transactions contemplated by this Agreement (the "Closing") shall take place on February 24, 1998. The effective time for purposes of apportionments and other matters involving allocations for the Closing shall be at 11:59 p.m. on February 21, 1998.

  3.21  Deliveries.
        ----------

        (a)  At the Closing, Buyer shall deliver to Seller:

             (i)    The Purchase Price pursuant to Section 1.2 hereof;
                                                   -----------

             (ii) Certified copies of the resolutions of the Board of Directors of Buyer authorizing Buyer to execute and deliver this Agreement, any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby and thereby;

             (iii) A certificate of an executive officer of Buyer, dated the Closing Date, certifying that: (i) all representations and warranties made by Buyer in Article III hereof were true and correct when made, and are true and
         -----------
correct on the Closing Date, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date; and (ii) all covenants, agreements and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing Date have been performed or complied with;

             (iv) Executed Employment Agreements, in substantially the forms attached as Exhibits A-1 and A-2 hereto; and

             (v) Evidence of employment of or reasonable actions to employ all of Seller's current employees in accordance with the provisions of Section 6.5.

        (b) At the Closing, Seller and Stockholders, as the case may be, shall deliver to Buyer:

             (i) General Assignment and Bill of Sale conveying title, free and clear of any encumbrances, to the Acquired Assets, from Seller to Buyer;

             (ii) Possession of all Acquired Assets used in the Business, except for Excluded Assets;

             (iii) All contracts, leases, agreements or other documents, books, financial and accounting records of Seller not previously delivered or not located on the premises of Seller, to the extent such items are used in the Business, and are not Excluded Assets or items related to Excluded Assets;

             (iv) Executed Employment Agreements, in substantially the forms attached as Exhibits A-1 and A-2 hereto;

             (v) Certificate of good standing in California along with California Tax Clearance Certificates and a Certificate of Release (Form DE-
2220);

             (vi) The Federal Predecessor/Successor Election, in the form attached hereto as Exhibit B;

             (vii) Consent by the Lessor of the Lease referred to in Article I hereof, (x) consenting to the assignment and assumption of such lease to Buyer,
(y) acknowledging that all obligations, duties and liabilities of whatever nature, kind or description arising or occurring prior to closing are the sole and exclusive responsibility of Seller to the exclusion of Buyer, and (z) waiving and releasing all claims against Buyer;

             (viii) Certified copies of the resolutions of the Board of Directors of Seller authorizing Seller to execute and deliver this Agreement, any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby and thereby;

             (ix) An opinion of Wilson, Sonsini, Goodrich and Rosati, counsel for Seller and the stockholders, dated the Closing Date, in the form attached hereto as Exhibit C;

             (x) The Certificate of Incorporation and By-Laws of Seller, as amended to the date hereof, and a certification by an officer of Seller that same are true and complete copies of such documents in effect at the time of certification;

             (xi) A certificate of the Seller, dated the Closing Date, certifying that: (i) all representations and warranties made by Seller in
Article II hereof were true and correct when made, and are true and correct
----------
on the Closing Date except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date; and (ii) all covenants, agreements and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing Date have been performed or complied with; and

             (xii) Evidence of payment of all liens, or satisfactory consents to terminate such liens.


                                 ARTICLE VIII

                     POST-CLOSING COVENANTS AND AGREEMENTS
                     -------------------------------------

  3.22    Further Assurances.  If at any time and from time to time after the
          ------------------
Closing, Buyer determines that any further conveyance, assignment, consent to assignment or other document or any other further action is necessary or desirable to carry out the purposes of and to make effective the transactions contemplated by this Agreement, Seller agrees to execute and deliver all such instruments and to take such actions as may be reasonably necessary or advisable for such purpose.

  8.2  Covenant Not to Compete.
       -----------------------

       (a) Until the last to occur of: (i) 5 years from the date of this Agreement, or (ii) 1 year from the last termination or end of employment of either Stockholder pursuant to the Employment Agreement (provided, however, that if the employment of the Stockholders is terminated or ended on different dates, the period of this covenant not to compete shall, with respect to the Stockholder whose employment is first terminated or ended, terminate on the last to occur of: (i) 5 years from the date of this Agreement, or (ii) 1 year from the date of termination or end of employment of such Stockholder), Seller and Stockholders shall not directly or indirectly through representatives, agents or otherwise, (i) engage in competition with the Business sold hereunder, its successors or assigns in the Territory or with respect to "Seller's Customers" as defined in this Agreement; or (ii) provide information, solicit or sell for, own, or organize any interest in, either directly or through any affiliate or subsidiary corporation, partnership or other entity, or become engaged by, act as agent for, or in any manner assist, any person, corporation or other entity that competes with the Business, or their successors or assigns in the Territory or with respect to Seller's Customers. Seller and Stockholders further agree that within the restrictive period, Seller and Stockholders will not in any way divert or attempt to divert from Buyer or Seller any business whatsoever and Seller and Stockholders further agree that during said restrictive period they will not influence or attempt to influence any customers of Buyer or Seller's Customers not to do business with Buyer. Seller and Stockholders further agree that they will not make or permit the making of any public announcement or statement of any kind that Stockholder was formerly employed or connected with Buyer or Seller, which announcement has as its purpose the intent to violate the provisions of this paragraph. The term "Seller's Customer", as used in this
Section 8.2, shall mean, (i) each individual or entity listed on the Disclosure Schedule, and (ii) each otherindividual or entity which either Stockholder does business with on behalf of Buyer, and that purchases services directly related to Seller's Business at, or within 12 months prior to the last termination or end of employment of either Stockholder pursuant to the Employment Agreement (provided, however, that if the employment of the Stockholders is terminated or ended on different dates, then the definition of "Seller's Customer", as used in this Section 8.2, with respect to the Stockholder whose employment is first terminated or ended, shall mean, (i) each individual or entity listed on the Disclosure Schedule, and (ii) each other individual or entity which either Stockholder does business with on behalf of Buyer and that purchases services directly related to Seller's Business, at, or within 12 months prior the termination or end of employment of the Stockholder whose employment is first terminated or ended). The term "Territory" as used herein shall mean: (i) any location within 150 miles of Fremont, California, and (ii) any location within 150 miles of any other office, either now existing or hereinafter opened, where Seller or Stockholders exert any material management control with respect to the Business.

       (b) During the term set forth in paragraph (a) and thereafter, Seller shall not divulge any of Buyer's or Seller's business contacts, customers, suppliers, technology, know-how, trade secrets, marketing techniques, books and records, computer programs or any other confidential or proprietary information or make available to any other persons any documents, files or other papers concerning the foregoing or the Business or financial affairs of Seller or Buyer. During the term set forth in paragraph (a) and thereafter, Seller shall not solicit the employment of, any employee or consultant currently or provisionally employed or retained by Buyer or Seller.

       (c) Seller has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Buyer under this Agreement and hereby acknowledges and agrees that the same are reasonable in time and Territory.

       (d) It is stipulated that a breach by Seller and/or either Stockholder of the restrictive covenants set forth herein will cause irreparable damage to Buyer and that in the event of any breach of the provisions under this Section, Buyer, in addition to any other remedies it has, shall be entitled to an injunction restraining Seller and the Stockholders from violating or continuing a violation of the restrictive covenants herein contained. It is further stipulated that the existence of any claim or cause of action on the part of Seller and/or any Stockholder against Buyer, whether arising from this Agreement or otherwise shall in no way constitute a defense to the enforcement of the restrictive covenants contained herein, and the restrictive periods which Buyer is entitled to an injunction shall be extended in an amount which equals the time period which the Seller or Stockholders are or have been in violation of the restrictive covenant contained herein. The provisions of this Section 8.2 shall survive the Closing Date. If any of the provisions of this Section shall be held invalid, illegal, or unenforceable by the final determination of a court of competent jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired the provision or provisions shall be deemed eliminated from this Agreement to such jurisdiction but the remaining provisions shall nevertheless be given full effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only to the extent required by the law of that jurisdiction. If a court of competent jurisdiction shall determine that the terms of this Section 8.2 are partially or wholly inoperative, unenforceable or invalid in a particular case because of their time or geographic scope or for any other reason such court shall have the power to limit such time or geographic scope or otherwise to recast the terms of this Agreement in such case so as to permit its enforcement to the greatest extent permitted by applicable law.

  8.3  Additional Post Closing Agreements.
       ----------------------------------

          (a) Buyer agrees it shall fund the necessary working capital to achieve the approved financial plan of the operations relating to Seller's Business for each Earnout Payment, and will not take any action which will materially impair the Seller's ability to achieve the Earnout Payments.

          (b) Seller acknowledges and agrees that the Earnout Shares are being acquired solely for the account of Seller for investment and not with a view to or for resale in connection with any distribution;

          (c) Seller hereby authorizes Buyer to receive and open mail addressed to Seller and to deal with the contents thereof in a responsible matter provided that such mail relates to the Acquired Assets or to the Business of Seller; and

          (d) Buyer agrees to pay for all expenses associated with the transfer of Seller's current employees to Buyer, including but not limited to costs associated with visa processing and transfers.


                                  ARTICLE IX

                              TERMINATION; WAIVER
                              -------------------

  3.23  Termination.  This Agreement may be terminated at any time prior to the
        -----------
Closing:

        (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

        (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before February 28, 1998, by reason of Seller being unable or unwilling to effect a Closing on or before , February 28, 1998, or by reason of the failure of any condition precedent under Article IV hereof (unless the failure results
                          ----------
primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

        (c) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before February 28, 1998, by reason of Buyer being unable or unwilling to effect a Closing on or before February 28, 1998, or by reason of the failure of any condition precedent under Article V
                          ---------
hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

  3.24  Effect of Termination; Specific Performance.  In the event of the
        -------------------------------------------
termination of this Agreement pursuant to Section 9.1 hereof, notice thereof
                                          -----------
shall be promptly given by the terminating party to the other party and thereafter this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except that (i) the provisions of Section 6.1 hereof shall remain
                                                -----------
in effect and (ii) nothing in this Section 9.2 shall relieve any party to this
                                   -----------
Agreement from liability for breach of this Agreement or any misrepresentation hereof.

  3.25  Extension; Waiver.  At any time prior to the Closing, the parties hereto
        -----------------
may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by the other party or in any document, certificate or writing delivered pursuant hereto by the other party or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver of any breach of a provision of this Agreement shall constitute or be deemed a waiver of any other breach of the same or any other provision of this Agreement, and no delay or failure to take action with respect to any breach or provision of this Agreement shall constitute or be deemed a waiver of the right to enforce this Agreement and to take action against such breach or any subsequent breach of the same or any other provision.


                                 ARTICLE X

                           MISCELLANEOUS PROVISIONS
                           ------------------------

  3.26  Entire Agreement; Amendment.  Except with respect to those documents
        ---------------------------
signed in connection with the Closing of the transactions contemplated by this Agreement and those documents that, by their terms, modify or supersede this Agreement, this Agreement, (including the Disclosure Schedule), contains the entire agreement between the parties hereto and supersedes all prior oral or written agreements, promises, representations, commitments or understandings with respect to the matters provided for herein. This Agreement may be modified or amended only by a writing duly executed by the Buyer, the Stockholders and the Seller, which modification or amendment shall be binding upon all of the parties hereto.

  3.27  Assignment and Binding Effect.  This Agreement and the rights and
        -----------------------------
obligations of any party hereunder may not be assigned by any party without the prior written consent of the other party hereto. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of either of the parties hereto shall bind and inure to the benefit of their respective heirs, successors and permitted assigns of the parties hereto.

  3.28  Waivers.  No waiver of any of the provisions of this Agreement shall be
        -------
deemed or shall constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

  3.29  Notices.  All notices, demands or other communications which may be or
        -------
are required to be given by any party to any other party pursuant to this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, national overnight express, telegram or facsimile transmission, addressed as follows:

(a)     If to Buyer:

        Butler International, Inc.
        110 Summit Avenue
        Montvale, New Jersey 07645
        Attention: Michael C. Hellriegel
        Sr. Vice President-Finance
        Facsimile: (201) 573-9773

        with a copy (which shall not constitute notice) to:

        McBreen, McBreen & Kopko
        20 North Wacker Drive
        Suite 2520
        Chicago, Illinois 60606
        Attention: Frederick H. Kopko, Jr.
        Facsimile: (312) 332-2657

(b)     If to Seller:

        Argos Adriatic Corporation
        39120 Argonaut Way #227
        Fremont, CA 94538
        Attn: Shashi Mahendru

(c)     If to Stockholders:

        Shashi Mahendru
        Argos Adriatic Corporation
        39120 Argonaut Way, #227
        Fremont, CA  94538

        Vinod Wadhawan
        Argos Adriatic Corporation
        39120 Argonaut Way, #227
        Fremont, CA  94538

until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

  3.30  Governing Law; Jurisdiction and Venue.  This Agreement shall be governed
        -------------------------------------
by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws thereof. Each party hereby submits to the personal jurisdiction of the United States District Court for the Northern District of California or any court of the State of California, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. In addition, each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection which it may now have or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in such court, (ii) the defense of an inconvenient forum to the maintenance of any suit, action or proceeding in any such court and (iii) trial by jury in any such suit, action or proceeding.

  3.31  Counterparts; Execution.  To facilitate execution, this Agreement may be
        -----------------------
executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement.

  3.32  Effective Time of Closing.  Notwithstanding the time at which Closing
        -------------------------
takes place, the Closing shall be deemed to be effective as of 11:59 p.m. on February 21, 1998.

  3.33  Severability.  Any provision of this Agreement which is prohibited or
        ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  3.34  No Third Parties Benefitted.  This Agreement is made and entered into
        ---------------------------
for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or persons shall have any right or action under this Agreement.

  3.35  Recitals, Schedules and Exhibits.  The recitals, schedules, and exhibits
        --------------------------------
to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

  3.36  Section Headings.  The section headings used herein are inserted for
        ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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

  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be executed on its behalf, as of the date first above written.


                        BUYER:

                        BUTLER TELECOM, INC.


                        By:  ______________________________

                        Its:  ______________________________



                        SELLER:

                        ARGOS ADRIATIC CORPORATION

                        BY:___________________________

                        Its:__________________________



                        STOCKHOLDERS:

                        _____________________________
                        SASHI MAHENDRU

                        __________________________
                        VINOD WADHAWAN

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